EXHIBIT 21

                         Subsidiaries Of The Registrant


                                                             Percentage
                                      Jurisdiction of    Voting Securities
                                       Incorporation           Held

Ameristone, Incorporated                 Delaware              100
Burwharf Corporation                     Delaware              100
Mideast Construction Services, Inc.      Delaware              100
Turner Investment Corporation            Delaware              100
Universal Construction Company Inc.      Delaware              100
Trans-Con of Delaware Inc.               Delaware              100
TDC of Texas                             Delaware              100
Turner Construction Company              New York              100
  Turner Construction Company of Texas   Texas                 100
  The Lathrop Company, Inc.              Delaware              100
     Service Products Buildings, Inc.    Ohio                  100
     Auburndale Company Inc.             Ohio                  100
  Turner Caribe, Inc.                    Delaware              100
  Caribe Investment Corporation          Delaware              100
  Offshore Services, Inc.                Delaware              100
  Turner International (U.S.V.I.), Inc.  Delaware              100
Turner Development Corporation           Delaware              100
  TDC Corp. of Florida                   Delaware              100
Turner International Industries, Inc.    Delaware              100
  Turner (East Asia) Pte. Limited        Singapore             100
  Turner International Industries (UK)
    Limited                              England               100
  Turner International Limited           Bermuda               100
  Turner International (Mirconesia) Inc. Delaware              100
  Turner Overseas Services Limited       Delaware              100
  Turner International (Pakistan), Inc.  Delaware              100
Rickenbacker Holdings, Inc.              Delaware              100
Rickenbacker Development Corporation     Delaware              100

   Other subsidiaries of the company are omitted since such subsidiaries, considered in the aggregate as a single subsidiary,would not constitute a significant subsidiary. All of the foregoing subsidiaries are consolidated in the financial statements.